June 15, 2006
Morgan Stanley Capital Opportunities Trust
1221 Avenue of the Americas
New York, NY  10020

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Morgan Stanley Capital
Opportunities Trust, a Massachusetts business trust ("Capital Opportunities
Trust"), in connection with Capital Opportunities Trust's Registration Statement on Form N-14 (the "Registration Statement") to be filed with the Securities and
Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the transfer of substantially all the assets of Morgan Stanley Aggressive Equity Fund, a Massachusetts business trust ("Aggressive Equity Fund"), to Capital Opportunities Trust in exchange for the issuance of shares of beneficial interest of Capital Opportunities Trust, par value $0.01 per share (the "Shares"), and the assumption of Aggressive
Equity Fund's liabilities by Capital Opportunities Trust pursuant to the terms of an Agreement and Plan of Reorganization dated as of April 25, 2006 by and between Capital Opportunities Trust and Aggressive Equity Fund (the
"Agreement"). The number of Shares to be issued are to be determined as provided in Section 2.3 of the Agreement. This opinion is being furnished to you at your request in connection with the filing of the Registration Statement and may be relied upon by you and/or Clifford Chance US LLP.

In connection with the opinions set forth herein, you have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a copy of the Registration Statement; a copy of the
Agreement; the Amended and Restated By-Laws of Capital Opportunities Trust dated
April 24, 2003 (the "By-Laws"); a copy of the most recent Statement of
Additional Information of Capital Opportunities Trust dated March 30, 2006; and
a Certificate of an Officer of Capital Opportunities Trust dated June 15, 2006 with respect to the By-Laws, certain resolutions of the Board of Trustees and certain other factual matters. In addition, we have reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Declaration of Trust of Capital Opportunities Trust, as amended, certified by the Secretary of the Commonwealth of Massachusetts; and a Certificate issued by the Secretary of the Commonwealth of Massachusetts dated June 15, 2006 with respect to Capital Opportunities Trust. We have assumed that the By-Laws have been duly adopted by the Trustees.

In rendering this opinion we have assumed, without independent verification,
(i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us, (iii) that any resolutions provided have been duly adopted by the Trustees, (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of Capital Opportunities Trust or
Aggressive Equity Fund on which we have relied for the purposes of this opinion are true and correct, and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below. Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of Capital Opportunities Trust, such opinion is

based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, and with respect to Massachusetts law only (except that no opinion is herein expressed with respect to compliance with the securities, or "blue-sky," laws of Massachusetts), to the extent that
Massachusetts law may be applicable, and without reference to the laws of any of the other several states or of the United States of America, including state and federal securities laws, we are of the opinion that:

1. Capital Opportunities Trust has been duly formed and is validly existing as a business trust under the laws of the Commonwealth of Massachusetts; and

2. The Shares registered under the Securities Act in the Registration Statement when issued in accordance with the terms described in the Registration Statement and the Agreement will be legally issued, fully paid and non-assessable by
Capital Opportunities Trust (except for the potential liability of shareholders described in Capital Opportunities Trust's Statement of Additional Information
under the caption "Capital Stock and Other Securities").

The opinions expressed herein are limited to the laws of the Commonwealth of
Massachusetts as described above. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

Very truly yours,

/s/Dechert LLP